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                                    RANDGOLD

                                R E S O U R C E S

                               SHARE OPTION SCHEME

1. DEFINITIONS

   In this Option Scheme the following words and expressions have the meanings assigned thereto and words signifying the singular shall include the plural and vice versa:

   1.1  "auditors"         The auditors for the time being of the company.

   1.2  "company"          Randgold Resources Limited.

   1.3  "directors"        The board of directors of the company or any
                           committee thereof to whom the powers of the directors in respect of the Option Scheme are delegated in terms of the company's articles of association.

   1.4  "employee"         Anyone who holds salaried employment with the company
                           or any of its subsidiaries including a director
                           (whether of not holding salaried employment with the company or any of its subsidiaries).

   1.5  "option"           An option to purchase or subscribe for shares in the
                           company granted in terms of the Option Scheme.

   1.6  "Purchase Scheme"  Randgold Resources Limited - Share Purchase Scheme.

   1.7  "retired employee" An employee who has retired in terms of the rules of any pension and/or provident fund in existence for the benefit of any employee of the company

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                           and/or its subsidiaries and of which the employee is
                           a member, and in the case of an employee who is not a member of any such fund who has reached the age of 60 years or as determined by a service contract between the company concerned and the employee.

   1.8  "Option Scheme"    Randgold Resources Limited - Share Option Scheme.

   1.9  "share"            An ordinary share with a par value of US$ 0.01 in the
                           capital of the company.

2. OBJECT

   The object and purpose of the Option Scheme is to grant options to employees to enable them to acquire fully paid shares in the company in the manner and on the terms and conditions set out in the Option Scheme.

3. SHARES AVAILABLE FOR THE OPTION SCHEME

   3.1 The aggregate number of fully paid shares which any one employee or retired employee may acquire in terms of the Option Scheme and the Purchase Scheme shall not exceed 2% (two per cent) of the Company's issued ordinary share capital from time to time.

   3.2 The aggregate number of unissued shares that may be reserved for the Option Scheme, together with the shares utilised in terms of the Purchase Scheme, shall not exceed 10% (ten per cent) of the Company's issued share capital from time to time. For the purposes of determining the aggregate number of shares for the Option Scheme, any shares:

        3.2.1 In respect of which an option has been exercised by a retired or former employee; or

        3.2.2 which are the subject of an expired or terminated option; still cease to be counted in that aggregate.

   3.3 The members of the company may from time to time, in general meeting, reserve unissued shares and place those unissued shares under the control of the directors for the purpose of the Option Scheme.

4. OPTIONS

   4.1  The directors may

        4.1.1  grant options; and

        4.1.2 instruct the trustees of the trust created in terms of the Purchase Scheme to grant options in respect of shares acquired by the trust in terms of that scheme;

        to employees selected by the directors for that purpose.

   4.2 The directors shall determine the number of shares which are to be the subject of each option.

   4.3 The price at which an option may be exercised will be, in respect of each share which is the subject of the option, the closing market price of a share, as certified by the secretary of the company, on the trading day preceding that on which the employee is granted the option.

   4.4 Subject to 4.9, each option granted will remain in force for a period of 10 years after the date of granting the option.

   4.5  Each option may only be exercised in multiples of 100 shares.

   4.6 Each option may only be exercised by an employee or retired employee on the following basis:

        4.6.1 after three years have elapsed from the date on which the option was granted, in respect of not more than one-third of the shares which are the subject of that option;

        4.6.2 after four years have elapsed from the date on which the option was granted, in respect of not more than two-third of the shares which are the subject of that option;

        4.6.3 after five years have elapsed from the date on which the option was granted, in respect of all the shares which are the subject of that option;

        provided that notwithstanding the aforegoing, the directors shall be entitled,

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        in their absolute discretion and from time to time, to permit an option to be exercised in respect of all or part of the shares which are the subject of that option. For the purposes of this sub-clause 4.6, reference to "shares which are the subject of that option" refer to the number of shares at the date when the option was granted. Notwithstanding anything contained in this scheme, unless the directors otherwise determine by notice in writing given to an option holder, an option may be exercised by an employee or retired employee in the event that a person and/or his concert party or parties acquires such number of shares in the company as results in the person and/or his concert party or parties having to make an offer to all other shareholders of the company.

   4.7 Each option may only be exercised in writing and shall be signed by the employee or retired employee concerned or, if after his death it is exercised by the executor(s) of his estate, by the executor(s) and -

        4.7.1  must be delivered to the secretary of the company;

        4.7.2 must be accompanied by the purchase price in cash for the shares to which that exercise relates; and

        4.7.3 if it is not signed by the employee or retired employee personally, must be accompanied by proof, to the satisfaction of the directors, of the authority of the signatory.

   4.8  An option will lapse:

        4.8.1  one year after the death of the employee or retired employee; or

        4.8.2 subject to 4.12 and 4.13 immediately on an employee ceasing to be employed as such, other than on death or his becoming a retired employee; or

        4.8.3 if the interest of an employee or retired employee in terms of or arising out of the Option Scheme is attached under any circumstances whatever and the directors pass a resolution to that effect; or

        4.8.4 if the directors, in their sole discretion, consider that an employee has committed an act which would justify summary dismissal at common law or that an employee or retired employee has committed any act which is detrimental to the company or any of its subsidiaries.

        4.8.5 (where a general offer is made to all holders of shares (or to all such holders other than the offeror and/or any person controlled by the offeror and/or any person acting in association or concert with the offeror) and such offer either is or becomes or is declared unconditional), within seven weeks from the day on which the offeror is entitled to give, in connection with such offer, a valid notice to acquire compulsorily shares pursuant to
               Article 117 of the Law; or

        4.8.6 (where a court sanctions a compromise or arrangement under Article 125 of the Law proposed for the purposes of or in connection with a scheme for the reconstruction of the company or its amalgamation with any other company or companies), within one month from the date on which the compromise or arrangement becomes effective; or

        4.8.7  on the date of commencement of the winding up of the company.

   4.9 Subject to 4.10, neither an option nor any rights granted thereunder may be transferred, ceded, pledged or alienated in any way whatsoever.

   4.10 Instead of procuring the allotment of shares to an employee or retired employee who has exercised an option granted by the directors in terms of 4.1.1, the directors shall be entitled to procure that the trustees of the

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        trust created in terms of the Purchase Scheme sell to that employee or retired employee the number of shares in respect of which the option was exercised at the price referred to in 4.3.

   4.11 The shares in respect of which each option is exercised:

        4.11.1 will be fully paid;

        4.11.2 will rank pari passu with existing issued shares;

        4.11.3 will be allotted and issued by the directors within 14 days after the exercise of the option in terms of 4.7 or, if the directors exercise their rights in terms of 4.10, will be transferred within 14 days after the date on which they exercise that right;

        4.11.4 will be issued to the employee or retired employee to whom the option was granted as the beneficial owner thereof and a certificate will be issued therefore.
        and the directors will procure that a listing is applied therefore on the stock exchanges on which the company's shares are listed and quoted.

   4.12 Notwithstanding the provisions of 4.8.2, if an employee ceases to be employed as such only because of retrenchment or because the employee's employer ceases to be a subsidiary of the company or the employee's employer has sold the business in respect of which the employee was employed, the directors shall be entitled to determine that an option granted to that employee shall not lapse and shall remain in force on the same terms and conditions mutatis mutandis, as set out in the scheme, provided that:

        4.12.1 The directors have given written notice of that determination to the employee in question.

        4.12.2 The directors shall not be entitled to grant further options or instruct the trustees in terms of 4.1.2 to grant further options to the employee in question, unless such employee subsequently qualifies under 1.4.

        4.12.3 Notwithstanding anything contained in the Option Scheme, the directors shall, at any time and in their sole discretion, be entitled to withdraw the notice given in terms of clause 4.12 by giving written notice of that withdrawal to the employee in question, in which event any option which was the subject of that notice shall lapse forthwith.

   4.13 If an employee takes voluntary retirement before having reached pensionable age in terms of the rules of any pension and/or provident fund in existence for the benefit of the employee and of which the employee is a member, or if an employee who is not a member of any such fund, retires (whether in terms of a service contract between the company concerned and the employee or otherwise) before having reached the age of 60 years, the directors shall be entitled, in their sole discretion, to determine that the option shall lapse. The directors shall make their determination by giving written notice thereof to the employee in question no later than the effective date of such voluntary retirement.

5. GENERAL

   5.1 Any dispute arising under the Option Scheme shall be referred to the auditors who shall decide thereon and that decision shall be final and binding on all parties to the dispute and may not be challenged under any circumstances.

   5.2 No amendments may be made to 1.4, 2, 3.1, 3.2, 4.3, or 4.4 without the prior authority of the company in general meeting. The Option Scheme may be amended from time to time by the directors in any other respect, provided that no such amendments shall operate to adversely alter the terms and conditions of any option granted prior to an employee or retired employee without the written consent of that employee or retired employee.

   5.3  If:

        5.3.1 the issued shares of the company are consolidated or sub-divided or in any other way reorganised; or

        5.3.2  the issued ordinary share capital of the company is reduced;

        the number of shares which are the subject of any option and/or the purchase price thereof shall be adjusted in such manner as the auditors determine to be appropriate and, in making such determination, the auditors

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        shall ensure that as far as possible in the circumstances employees and retired employees are not prejudiced or given benefits beyond those provided for in the Option Scheme. The auditors shall confirm to the directors in writing that any such adjustments were calculated on a reasonable basis. The directors shall notify the employee or retired employee of that adjustment which will be binding on the company and on the employee and retired employee.

   5.4 In the event of capitalisation issue or rights issue or any sub-division or consolidation of shares or any reduction of the share capital of the company, the nominal value, the class and/or the number of shares which may be acquired or which are the subject of option and/or the exercise price thereof shall be adjusted in such manner as the auditors shall confirm in writing as being, in their opinion, fair and reasonable. Any such adjustment shall be made on the basis that the amount payable on full exercise of any option shall remain as nearly as possible the same as (but shall not be greater than) it was before such event PROVIDED however that no such adjustment shall be made to the extent that it would result in a share being issued in consideration of the payment of an exercise price less than its nominal value.

   5.5 The directors shall be entitled, subject to the provisions of the Option Scheme, to make and establish such rules and regulations, and to amend those rules and regulations, from time to time, as they may deem expedient or necessary for the proper implementation and administration of the Option Scheme.

   5.6 The company shall summarise in its annual financial statements the number of shares which were available to be utilised for purposes of the Option Scheme at the commencement of the financial period in question, the number of shares in respect of which options have been granted during the financial period in question and the number of shares reserved for the Option Scheme in respect of which options have not been granted on the last day of the financial period in question.

   5.7 If the company makes a rights offer, the number of shares which are the subject of unexercised options granted to a participant shall be deemed to have been increased in the same ratio as the increase in the number of issued shares in the company arising from such rights offer. The price at which the options for such additional shares may be exercised shall be the rights offer price.